Exhibit 99

[NFG LOGO OMITTED]

National Fuel Gas Company RELEASE DATE: October 28, 2004	Financial News 6363 Main Street/Williamsville, NY 14221 Margaret M. Suto Investor Relations 716-857-6987 Ronald J. Tanski Treasurer 716-857-6981

NATIONAL FUEL REPORTS 2004 RESULTS

(October 28, 2004) Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the fiscal year ended September 30, 2004 of $166.6 million or $2.01 per share, a decrease of $12.3 million or $0.19 per share from the prior year’s earnings of $178.9 million or $2.20 per share which included a one-time gain of $102.2 million (after tax) on the sale of timber (note: all references to earnings per share are to diluted earnings per share and all amounts are stated in U.S. dollars).

        Consolidated earnings for the quarter ended September 30, 2004 were $7.8 million or $0.09 per share, a decrease of $50.3 million or $0.62 per share from the prior year’s fourth quarter earnings of $58.1 million or $0.71 per share.

        Consolidated earnings before non-recurring items for the fiscal year ended September 30, 2004 were $164.0 million or $1.98 per share, an increase of $9.8 million or $0.09 per share from the prior year’s earnings before non-recurring items of $154.2 million or $1.89 per share.

        Consolidated earnings before non-recurring items for the quarter ended September 30, 2004 were $7.8 million or $0.09 per share, an increase of $5.9 million or $0.06 per share from the prior year’s fourth quarter earnings before non-recurring items of $1.9 million or $0.03 per share. See the discussion of non-recurring items on page 5 of this document and a reconciliation of reported earnings to earnings before non-recurring items on pages 7 and 8 of this document.

        The increase in 2004 earnings before non-recurring items compared to the prior year is primarily attributable to results in the Exploration and Production segment, where lower operating, maintenance, depletion and interest expenses, and higher commodity prices more than offset lower production volumes which were largely the result of the 2003 sale of Canadian properties. Earnings also increased in the Pipeline and Storage and International segments. These increases were partially offset by decreased earnings in the Utility and Timber segments (see further discussion below).

        Philip C. Ackerman, Chairman, President and Chief Executive Officer of National Fuel Gas Company stated: “We are very pleased with our Company’s performance this year. We had the second highest earnings per share in Company history. We achieved our production goals in

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Page 2.
4th Quarter Release
October 28, 2004

the exploration and production business. We reduced our consolidated debt by over $200 million and we are essentially at our goal of a 50/50 debt-equity ratio well ahead of schedule. However, the volatility we have seen this past year in commodity prices, while beneficial in the short term, is not good in the longer term for our customers, for our companies, nor for our industry. I have stated before that the key to the long-term prosperity of the gas industry, and to National Fuel, is having abundant supplies of predictable and reasonably priced natural gas, and we need a national energy policy to that end.”*

DISCUSSION OF FOURTH QUARTER EARNINGS BY SEGMENT

Please note that the following discussion of earnings by segment excludes certain non-recurring profit and loss items in an effort to provide a clearer picture of actual operating results for the period. A summary of those non-recurring items follows the Discussion of Fourth Quarter Earnings by Segment, Discussion of Annual Results, and Earnings Guidance. A reconciliation of reported earnings to the earnings discussed below is provided on pages 7 and 8 of this document.

Regulated segments

        The Utility segment’s loss of $7.0 million for the quarter ended September 30, 2004 was $3.2 million less than the same period loss in the prior fiscal year. The improvement from the prior year was principally attributable to a $1.8 million (after tax) increase in sales margin and a $1.7 million (after tax) decrease in interest expense. The increase in margin was mostly the result of two factors. First, margin in Pennsylvania increased by $0.8 million (after tax) largely as a result of a $3.5 million annual base rate increase implemented on January 15, 2004. Second, margin in New York increased by $1.0 million (after tax) primarily due to several routine regulatory adjustments that adversely impacted fiscal year 2003 fourth quarter margins but did not recur in fiscal 2004. The decrease in interest expense was mostly attributable to lower outstanding debt balances.

        The Pipeline and Storage segment’s earnings of $11.5 million for the quarter ended September 30, 2004 were up $1.2 million when compared with the same period in the prior fiscal year. The impact of higher efficiency gas revenues, lower interest expense and a lower effective tax rate were somewhat offset by lower transportation margins and the incurring of preliminary project costs for the Empire State Pipeline Expansion.

Exploration and Production segment

        The Exploration and Production segment’s earnings for the fourth quarter of fiscal 2004 were $10.3 million, up $3.2 million from the prior year’s quarter. Lower operating, maintenance, depletion and interest expenses and higher commodity prices made positive contributions for the quarter. Lower production volumes had a negative impact on fourth quarter earnings. For the quarter ended September 30, 2004, the weighted average oil price (after hedging) was $27.79/Bbl, an increase of $5.86/Bbl or 26.7% from the prior quarter. The weighted average natural gas price (after hedging) was $5.14/Mcf, an increase of $0.55/Mcf or 12%. Seneca’s 2004 fourth quarter production of 13.6 Bcfe was within the expected range of production. The decrease in production, and lower operating, maintenance and depletion expenses were

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Page 3.
4th Quarter Release
October 28, 2004

principally the result of the September, 2003 sale of the Company’s Southeast Saskatchewan oil properties.

        In the Gulf of Mexico, the 9387 #1 well from the previously announced discovery by Newfield Exploration Company in the West Cameron 77/96 block tested at a rate of 14.1 Mmcf per day. Log analysis indicated the well encountered 120 feet of net pay. Seneca will maintain a 4.61% overriding royalty interest in this well until payout.* After payout, Seneca will back-in to an 11.25% working interest in this well and will have the opportunity to participate in further development wells.* Seneca expects the operator to propose its future development plans within the next few months.* It is not yet known when this well will be placed on production.

        In addition, Seneca completed a transaction with Chanex, LLC by which Seneca acquired a 45% working interest, before payout, on six blocks in the Viosca Knoll area in the Gulf of Mexico. Seneca will be the operator on all wells drilled on these six blocks, and will retain a 33.75% working interest after project payout.* Drilling on the first well in this program is expected in the first calendar quarter of next year.*

        Seneca increased its hedge positions through fiscal 2007. The current hedging summary is included in the tables following this document.

Other segments

        The International segment’s fourth quarter fiscal 2004 loss of $7.0 million was $0.7 million higher when compared to the fourth quarter of fiscal 2003. Lower electricity volumes and higher operating costs more than offset lower interest expense and income taxes.

        The Energy Marketing segment’s net loss decreased from $0.3 million for the quarter ended September 30, 2003 to a net loss of $0.05 million for the fourth quarter of fiscal 2004. The improved performance was due to higher margins.

        The Timber segment’s fourth quarter earnings of $1.8 million were $0.3 million higher than the prior year’s fourth quarter primarily due to an increase in sales volume, most of which occurred in the high margin cherry category.

DISCUSSION OF ANNUAL RESULTS

Please note that the following discussion of earnings by segment excludes certain non-recurring profit and loss items in an effort to provide a clearer picture of actual operating results for the period. A summary of those non-recurring items follows the Discussion of Annual Results and Earnings Guidance. A reconciliation of reported earnings to the earnings discussed below is provided on pages 7 and 8 of this document.

Regulated segments

        In the Utility segment, annual earnings of $48.9 million were down $7.9 million from fiscal 2003. The decrease was mainly due to lower usage per customer account in New York,

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Page 4.
4th Quarter Release
October 28, 2004

warmer weather in the Pennsylvania jurisdiction, and higher pension, post retirement, and bad debt expenses. Somewhat offsetting these items were lower interest expense, the base rate increase in Pennsylvania and the absence of an accrual related to the Company’s 50/50 earnings sharing mechanism in New York.

        In the Pipeline and Storage segment, annual earnings of $49.7 million were up $4.5 million from fiscal 2003 principally due to higher efficiency gas revenues, the Company’s February, 2003 acquisition of the Empire State Pipeline and lower interest expense. Higher pension and post retirement expenses partially offset the increase.

Exploration and Production segment

        Earnings in the Exploration and Production segment were $50.6 million, up $13.3 million from fiscal 2003, primarily due to lower operating, maintenance, depletion and interest expense. Higher weighted average crude oil and natural gas prices (after hedging) were experienced throughout fiscal 2004. Weighted average crude oil and natural gas prices (after hedging) increased by $4.56/Bbl and $0.59/mcf, respectively. Offsetting the impact of improved pricing was a 14 Bcfe decline in overall production, over 13.0 Bcfe of which was as a result of the sale of the Canadian oil properties.

Other segments

        The International segment’s earnings of $1.2 million is an increase of $2.6 million over the fiscal 2003 net loss of $1.4 million. The increase was due to lower interest expense and an increase in the value of the Czech koruna compared to the U.S. dollar. Higher operating costs partially offset the increase.

        The Energy Marketing segment’s earnings were flat at $5.9 million in both fiscal 2003 and 2004.

        In the Timber segment, earnings decreased $3.7 million from $10.2 million in fiscal 2003 to $6.5 million in fiscal 2004. The decrease was due to the Company’s fiscal 2003 sale of a portion of its timber property.

        Earnings in the Corporate and All Other category were $1.3 million an increase of $1.1 million, mostly due to the Company’s June 2003 acquisition of Toro Partners, LP, which operates short-distance landfill gas pipelines.

EARNINGS GUIDANCE

The Company reaffirms its previously disclosed fiscal 2005 earnings per share guidance of $1.75 to $1.85 per share.*

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Page 5.
4th Quarter Release
October 28, 2004

DISCUSSION OF NON-RECURRING ITEMS (all amounts are after tax)

The comparative consolidated earnings for the three months ended September 30, 2003 exclude a previously reported $102.2 million gain on the sale of approximately 70,000 acres of timber properties (Timber segment), a $6.3 million impairment of oil and gas producing properties (Exploration and Production segment) and a $39.6 million loss on the sale of the Company’s southeast Saskatchewan oil properties (Exploration and Production segment).

        Under the full cost method of accounting, Seneca is required to perform a quarterly “ceiling test.” Under the ceiling test, the present value of future revenues from Seneca’s oil and gas reserves is compared (on a country-by-country basis) with the book value of those reserves at the balance sheet date. If the book value of the reserves in any country exceeds the present value of the associated future revenues, a non-cash charge must be recorded to write down the book value of the reserves to their present value. At September 30, 2003, the book value of Seneca’s Canadian properties exceeded the then present value of the associated revenues. Consequently, Seneca recorded an impairment charge.

        When those non-recurring items listed above are included in the fourth quarter of fiscal 2003, Seneca’s earnings for the fourth quarter of fiscal 2004 were up $49.2 million from the prior year’s fourth quarter loss of $38.9 million, and the Timber segment’s earnings were down $102.0 million from the prior year’s fourth quarter earnings of $103.7 million.

        The comparative consolidated earnings for the fiscal year ended September 30, 2004 exclude an adjustment to the Company’s fiscal 2003 sale of timber properties which decreased the gain by $0.8 million (Timber segment). In addition, the 2004 earnings also exclude a $6.4 million expense associated with the settlement of a pension obligation, a $4.6 million benefit to earnings related to the Company’s September 2003 sale of Canadian oil properties and a $5.2 million benefit to deferred income tax expense in the International segment as a result of a change in the income tax law in the Czech Republic.

        The comparative consolidated earnings for the fiscal year ended September 30, 2003 exclude $28.9 million of impairments of oil and gas producing properties (Exploration and Production segment), the $39.6 million loss on the sale of oil properties (Exploration and Production segment) and the $102.2 million gain on the sale of timber properties (Timber segment), all discussed above. The earnings also exclude an $8.3 million charge resulting from the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets (International segment), and a $0.6 million charge resulting from the Company’s adoption of SFAS No. 143, Accounting for Asset Retirement Obligations (Exploration and Production segment).

        Including those non-recurring items, compared to the prior fiscal year, the Utility segment’s earnings were down $10.1 million, the Pipeline and Storage segment’s earnings were up $2.5 million, the Exploration and Production segment’s earnings increased $86.3 million, the International segment’s earnings increased $16.0 million, the Energy Marketing segment’s earnings were down $0.3 million, the Timber segment’s earnings were down $107.0 million and the Corporate and All Other segment’s earnings were up $0.5 million.

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Page 6.
4th Quarter Release
October 28, 2004

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, October 29, 2004 at 11:00 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, you may go to National Fuel’s Web site at http://www.nationalfuelgas.com and click on the “For Investors” link at the top of the homepage. For those without Internet access, you may access the live call by dialing (toll-free) 1-800-688-0836, and use the passcode “74615129". For those unable to listen to the live conference call, a replay will be available approximately one hour after the conclusion of the call at the same Web site link and by phone at (toll-free) 888-286-8010 using passcode “35213587.” Both the webcast and telephonic replay will be available until the close of business on Friday, November 5, 2004.

        National Fuel is an integrated energy company with $3.7 billion in assets comprised of the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	Margaret M. Suto	716-857-6987
Media Contact:	Julie Coppola Cox	716-857-7079

* Certain statements contained herein, including those which are designated with an asterisk (“*”) and those which use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities or acts of war; changes in demographic patterns and weather conditions, including the occurrence of severe weather; changes in the availability and/or price of natural gas, oil and coal; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; availability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of financial instruments or the Company’s natural gas and oil reserves; inability of the various counterparties to meet their obligations with respect to the Company’s financial instruments; regarding foreign operations, changes in trade and monetary policies, inflation and exchange rates, taxes, operating conditions, laws and regulations related to foreign operations, and political and governmental changes; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees and contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; or the cost and effects of legal and administrative claims against the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Page 7.
4th Quarter Release
October 28, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
RECONCILIATION TO REPORTED EARNINGS

(Thousands of Dollars)	Three Months Ended September 30, 2004 (unaudited)	Three Months Ended September 30, 2003 (unaudited)	Twelve Months Ended September 30, 2004 (unaudited)	Twelve Months Ended September 30, 2003 (unaudited)
Utility
Reported earnings	$(7,054)	$(10,288)	$46,718	$56,808
Pension settlement loss	--	--	2,193	--

Earnings before non-recurring items	(7,054)	(10,288)	48,911	56,808

Pipeline and Storage
Reported earnings	11,493	10,283	47,726	45,230
Pension settlement loss	--	--	1,967	--

Earnings before non-recurring items	11,493	10,283	49,693	45,230

Exploration and Production
Reported earnings	10,278	(38,884)	54,344	(31,930)
Impairment of oil and gas producing properties	--	6,330	--	28,969
Loss on sale of oil and gas producing properties	--	39,604	(4,645)	39,604
Pension settlement loss	--	--	851	--
Cumulative effect of change in accounting	--	--	--	637

Earnings before non-recurring items	10,278	7,050	50,550	37,280

International
Reported earnings	(6,999)	(6,265)	5,982	(9,623)
Pension settlement loss	--	--	385	--
Cumulative effect of change in accounting	--	--	--	8,255
Tax rate change	--	--	(5,174)	--

Earnings before non-recurring items	(6,999)	(6,265)	1,193	(1,368)

Energy Marketing
Reported earnings	(52)	(263)	5,535	5,868
Pension settlement loss	--	--	323	--

Earnings before non-recurring items	(52)	(263)	5,858	5,868

Timber
Reported earnings	1,765	103,720	5,637	112,450
Gain on Sale of Timber Properties	--	(102,207)	764	(102,207)
Pension settlement loss	--	--	78	--

Earnings before non-recurring items	1,765	1,513	6,479	10,243

Corporate and All Other
Reported earnings	(1,677)	(157)	644	141
Pension settlement loss	--	--	609	--

Earnings before non-recurring items	(1,677)	(157)	1,253	141

Consolidated
Reported earnings	7,754	58,146	166,586	178,944
Total non-recurring items from above	--	(56,273)	(2,649)	(24,742)

Earnings before non-recurring items	$7,754	$1,873	$163,937	$154,202

Page 8.
4th Quarter Release
October 28, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
RECONCILIATION TO REPORTED EARNINGS

                                                     Three Months      Three Months      Twelve Months      Twelve Months
(Diluted Earnings Per Share)                             Ended             Ended             Ended              Ended
                                                    September 30, 2004 September 30, 2003 September 30, 2004 September 30, 2003
                                                      (unaudited)       (unaudited)       (unaudited)        (unaudited)
                                                    ----------------  ----------------  ----------------   ----------------
Utility
Reported earnings                                           $ (0.08)          $ (0.12)           $ 0.56             $ 0.70
Pension settlement loss                                           -                 -              0.03                  -
                                                    ----------------  ----------------  ----------------   ----------------
Earnings before non-recurring items                           (0.08)            (0.12)             0.59               0.70
                                                    ----------------  ----------------  ----------------   ----------------

Pipeline and Storage
Reported earnings                                              0.14              0.13              0.58               0.56
Pension settlement loss                                           -                 -              0.02                  -
                                                    ----------------  ----------------  ----------------   ----------------
Earnings before non-recurring items                            0.14              0.13              0.60               0.56
                                                    ----------------  ----------------  ----------------   ----------------

Exploration and Production
Reported earnings                                              0.12             (0.47)             0.66              (0.39)
Impairment of oil and gas producing properties                    -              0.08                 -               0.36
Loss on sale of oil and gas producing properties                  -              0.48             (0.06)              0.48
Pension settlement loss                                           -                 -              0.01                  -
Cumulative effect of change in accounting                         -                 -                 -               0.01
                                                    ----------------  ----------------  ----------------   ----------------
Earnings before non-recurring items                            0.12              0.09              0.61               0.46
                                                    ----------------  ----------------  ----------------   ----------------

International
Reported earnings                                             (0.09)            (0.08)             0.07              (0.12)
Pension settlement loss                                           -                 -                 -                  -
Cumulative effect of change in accounting                         -                 -                 -               0.10
Tax rate change                                                   -                 -             (0.06)                 -
                                                    ----------------  ----------------  ----------------   ----------------
Earnings before non-recurring items                           (0.09)            (0.08)             0.01              (0.02)
                                                    ----------------  ----------------  ----------------   ----------------

Energy Marketing
Reported earnings                                                 -                 -              0.07               0.07
Pension settlement loss                                           -                 -                 -                  -
                                                    ----------------  ----------------  ----------------   ----------------
Earnings before non-recurring items                               -                 -              0.07               0.07
                                                    ----------------  ----------------  ----------------   ----------------

Timber
Reported earnings                                              0.02              1.26              0.06               1.38
Gain on Sale of Timber Properties                                               (1.24)             0.01              (1.26)
Pension settlement loss                                           -                 -                 -                  -
                                                    ----------------  ----------------  ----------------   ----------------
Earnings before non-recurring items                            0.02              0.02              0.07               0.12
                                                    ----------------  ----------------  ----------------   ----------------

Corporate and All Other
Reported earnings (including rounding)                        (0.02)            (0.01)             0.01                  -
Pension settlement loss (including rounding)                      -                 -              0.02                  -
                                                    ----------------  ----------------  ----------------   ----------------
Earnings before non-recurring items                           (0.02)            (0.01)             0.03                  -
                                                    ----------------  ----------------  ----------------   ----------------

Consolidated
Reported earnings                                              0.09              0.71              2.01               2.20
Total non-recurring items from above                              -             (0.68)            (0.03)             (0.31)
                                                    ----------------  ----------------  ----------------   ----------------
Earnings before non-recurring items                          $ 0.09            $ 0.03            $ 1.98             $ 1.89
                                                    ================  ================  ================   ================

Page 9.
4th Quarter Release
October 28, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)

                                                                            Three Months Ended                             Twelve Months Ended
                                                                               September 30,                                  September 30,
                                                                                (Unaudited)                                    (Unaudited)
                                                                 ------------------------------------------     ------------------------------------------
SUMMARY OF OPERATIONS                                                   2004                  2003                     2004                   2003
                                                                 --------------------  --------------------     --------------------   -------------------
Operating Revenues                                                         $ 278,197             $ 297,169              $ 2,031,393           $ 2,035,471
                                                                 --------------------  --------------------     --------------------   -------------------
Operating Expenses:
  Purchased Gas                                                               77,859                93,533                  949,452               963,567
  Fuel Used in Heat and Electric Generation                                    7,695                 8,058                   65,722                61,029
  Operation and Maintenance                                                  101,258               100,779                  413,593               386,270
  Property, Franchise and Other Taxes                                         15,940                18,420                   72,111                82,504
  Depreciation, Depletion and Amortization                                    47,770                53,058                  189,538               195,226
  Impairment of Oil and Gas Producing Properties                                   -                10,962                        -                42,774
                                                                 --------------------  --------------------     --------------------   -------------------
                                                                             250,522               284,810                1,690,416             1,731,370

Gain on Sale of Timber Properties                                                  -               168,787                   (1,252)              168,787
Loss on Sale of Oil and Gas Producing Properties                                   -               (58,472)                   4,645               (58,472)
                                                                 --------------------  --------------------     --------------------   -------------------

Operating Income                                                              27,675               122,674                  344,370               414,416

Other Income (Expense):
Income from Unconsolidated Subsidiaries                                          402                    46                      805                   535
Other Income                                                                   1,575                 1,439                    6,671                 6,887
Interest Expense                                                             (21,109)              (25,982)                 (90,590)             (105,056)
                                                                 --------------------  --------------------     --------------------   -------------------

Income Before Income Taxes and Minority Interest in
   Foreign Subsidiaries                                                        8,543                98,177                  261,256               316,782

Income Tax Expense                                                             2,234                41,098                   92,737               128,161
Minority Interest in Foreign Subsidiaries                                      1,445                 1,067                   (1,933)                 (785)
                                                                 --------------------  --------------------     --------------------   -------------------

Income Before Cumulative Effect of Changes in Accounting                       7,754                58,146                  166,586               187,836
Cumulative Effect of Changes in Accounting                                         -                     -                        -                (8,892)
                                                                 --------------------  --------------------     --------------------   -------------------

Net Income Available for Common Stock                                          $7,754              $58,146                 $166,586              $178,944
                                                                 ====================  ====================     ====================   ===================
Earnings Per Common Share:
   Basic:
          Income Before Cumulative Effect                                     $ 0.09                $ 0.71                   $ 2.03                $ 2.32
          Cumulative Effect of Changes in Accounting                               -                     -                        -                 (0.11)
                                                                 --------------------  --------------------     --------------------   -------------------
          Net Income Available for Common Stock                               $ 0.09                $ 0.71                   $ 2.03                $ 2.21
                                                                 ====================  ====================     ====================   ===================

   Diluted:
          Income Before Cumulative Effect                                     $ 0.09                $ 0.71                   $ 2.01                $ 2.31
          Cumulative Effect of Changes in Accounting                               -                     -                        -                 (0.11)
                                                                 --------------------  --------------------     --------------------   -------------------
          Net Income Available for Common Stock                               $ 0.09                $ 0.71                   $ 2.01                $ 2.20
                                                                 ====================  ====================     ====================   ===================

Weighted Average Common Shares:
  Used in Basic Calculation                                               82,633,724           81,347,327               82,045,535             80,808,794
                                                                 ====================  ====================     ====================   ===================
  Used in Diluted Calculation                                             83,851,467           82,333,481               82,900,438             81,357,896
                                                                 ====================  ====================     ====================   ===================

Page 10.
4th Quarter Release
October 28, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Thousands of Dollars)	September 30, 2004	September 30, 2003
ASSETS
Property, Plant and Equipment	$ 4,602,779	$ 4,657,343
Less - Accumulated Depreciation, Depletion
and Amortization	1,587,429	1,658,256

Net Property, Plant and Equipment	3,015,350	2,999,087

Current Assets:
Cash and Temporary Cash Investments	66,153	51,421
Receivables - Net	129,825	136,604
Unbilled Utility Revenue	18,574	20,155
Gas Stored Underground	68,511	89,640
Materials and Supplies - at average cost	43,922	32,311
Unrecovered Purchased Gas Costs	7,532	28,692
Prepayments	38,760	46,860
Fair Value of Derivative Financial Instruments	23	1,698

Total Current Assets	373,300	407,381

Other Assets:
Recoverable Future Taxes	83,847	84,818
Unamortized Debt Expense	19,573	22,119
Other Regulatory Assets	66,862	52,381
Deferred Charges	3,411	7,528
Other Investments	72,556	64,025
Investments in Unconsolidated Subsidiaries	16,444	16,425
Goodwill	5,476	5,476
Intangible Assets	45,994	49,664
Other	17,571	18,195

Total Other Assets	331,734	320,631

Total Assets	$ 3,720,384	$ 3,727,099

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 82,990,340 Shares
and 81,438,290 Shares, Respectively	$ 82,990	$ 81,438
Paid in Capital	506,560	478,799
Earnings Reinvested in the Business	718,926	642,690

Total Common Shareholder Equity Before
Items of Other Comprehensive Loss	1,308,476	1,202,927
Accumulated Other Comprehensive Loss	(54,775)	(65,537)

Total Comprehensive Shareholders' Equity	1,253,701	1,137,390
Long-Term Debt, Net of Current Portion	1,133,317	1,147,779

Total Capitalization	2,387,018	2,285,169

Minority Interest in Foreign Subsidiaries	37,048	33,281

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	156,800	118,200
Current Portion of Long-Term Debt	14,260	241,731
Accounts Payable	115,979	118,563
Amounts Payable to Customers	3,154	692
Other Accruals and Current Liabilities	91,164	52,851
Fair Value of Derivative Financial Instruments	95,099	17,928

Total Current and Accrued Liabilities	476,456	549,965

Deferred Credits:
Accumulated Deferred Income Taxes	458,095	423,282
Taxes Refundable to Customers	11,065	13,519
Unamortized Investment Tax Credit	7,498	8,199
Cost of Removal Regulatory Liability	90,606	84,821
Other Regulatory Liabilities	67,669	72,632
Pension Liability	96,754	158,506
Asset Retirement Obligation	32,292	27,493
Other Deferred Credits	55,883	70,232

Total Deferred Credits	819,862	858,684

Commitments and Contingencies	--	--

Total Capitalization and Liabilities	$ 3,720,384	$ 3,727,099

Page 11.
4th Quarter Release
October 28, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Thousands of Dollars)	Twelve Months Ended September 30, 2004 2003
Operating Activities:
Net Income Available for Common Stock	$166,586	$178,944
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Gain on Sale of Timber Properties	1,252	(168,787)
Loss on Sale of Oil and Gas Producing Properties	(4,645)	58,472
Impairment of Oil and Gas Producing Properties	--	42,774
Depreciation, Depletion and Amortization	189,538	195,226
Deferred Income Taxes	40,329	78,369
Cumulative Effect of Changes in Accounting	--	8,892
(Income) Loss from Unconsolidated Subsidiaries, Net of Cash Distributions	(19)	703
Minority Interest in Foreign Subsidiaries	1,933	785
Other	9,839	11,289
Change in:
Receivables and Unbilled Utility Revenue	4,840	(28,382)
Gas Stored Underground and Materials and
Supplies	9,860	(12,421)
Unrecovered Purchased Gas Costs	21,160	(16,261)
Prepayments	8,146	(2,773)
Accounts Payable	(5,134)	13,699
Amounts Payable to Customers	2,462	692
Other Accruals and Current Liabilities	38,718	8,595
Other Assets	(10,693)	(32,681)
Other Liabilities	(29,872)	(10,298)

Net Cash Provided by Operating Activities	$444,300	$326,837

Investing Activities:
Capital Expenditures	($172,341)	($152,251)
Investment in Subsidiaries	--	(228,814)
Investment in Partnerships	--	(375)
Net Proceeds from Sale of Timber Properties	--	186,014
Net Proceeds from Sale of Oil and Gas Producing Properties	7,162	78,531
Other	1,974	12,065

Net Cash Used in Investing Activities	($163,205)	($104,830)

Financing Activities:
Change in Notes Payable to Banks and
Commercial Paper	$38,600	($147,622)
Net Proceeds from Issuance of Long-Term Debt	--	248,513
Reduction of Long-Term Debt	(243,085)	(227,826)
Dividends Paid on Common Stock	(89,092)	(84,530)
Proceeds From Issuance of Common Stock	23,763	17,019

Net Cash Used In Financing Activities	($269,814)	($194,446)

Effect of Exchange Rates on Cash	3,451	1,644

Net Increase in Cash and Temporary
Cash Investments	14,732	29,205
Cash and Temporary Cash Investments
at Beginning of Period	51,421	22,216

Cash and Temporary Cash Investments
at September 30	$66,153	$51,421

Page 12.
4th Quarter Release
October 28, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION

(Thousands of Dollars)

	Three Months Ended September 30, (Unaudited)			Twelve Months Ended September 30, (Unaudited)
	2004	2003	Increase (Decrease)	2004	2003	Increase (Decrease)
Operating Revenues
Utility	$109,516	$129,928	$(20,412)	$1,152,641	$1,162,983	$(10,342)
Pipeline and Storage	51,662	55,408	(3,746)	209,707	201,420	8,287
Exploration and Production	68,105	71,579	(3,474)	293,698	305,314	(11,616)
International	10,702	12,050	(1,348)	123,425	114,070	9,355
Energy Marketing	43,617	42,118	1,499	284,349	304,660	(20,311)
Timber	14,346	13,102	1,244	55,970	56,226	(256)

Total Reportable Segments	297,948	324,185	(26,237)	2,119,790	2,144,673	(24,883)
All Other	3,227	1,823	1,404	13,695	3,366	10,329
Corporate	628	--	628	2,513	--	2,513
Intersegment Eliminations	(23,606)	(28,839)	5,233	(104,605)	(112,568)	7,963

Total Consolidated	$278,197	$297,169	$(18,972)	$2,031,393	$2,035,471	$(4,078)

Operating Income (Loss)
Utility	$(9,554)	$(11,833)	$2,279	$98,642	$120,345	$(21,703)
Pipeline and Storage	19,492	20,991	(1,499)	88,748	89,465	(717)
Exploration and Production	27,759	(49,328)	77,087	132,053	3,377	128,676
International	(11,529)	(8,457)	(3,072)	6,804	6,725	79
Energy Marketing	(29)	(1,202)	1,173	8,749	8,279	470
Timber	3,217	171,778	(168,561)	10,802	187,258	(176,456)

Total Reportable Segments	29,356	121,949	(92,593)	345,798	415,449	(69,651)
All Other	(187)	649	(836)	2,367	265	2,102
Corporate	(1,494)	76	(1,570)	(3,795)	(1,298)	(2,497)

Total Consolidated	$27,675	$122,674	$(94,999)	$344,370	$414,416	$(70,046)

Net Income
Utility	$(7,054)	$(10,288)	$3,234	$46,718	$56,808	$(10,090)
Pipeline and Storage	11,493	10,283	1,210	47,726	45,230	2,496
Exploration and Production	10,278	(38,884)	49,162	54,344	(31,930)	86,274
International	(6,999)	(6,265)	(734)	5,982	(9,623)	15,605
Energy Marketing	(52)	(263)	211	5,535	5,868	(333)
Timber	1,765	103,720	(101,955)	5,637	112,450	(106,813)

Total Reportable Segments	9,431	58,303	(48,872)	165,942	178,803	(12,861)
All Other	181	263	(82)	1,530	193	1,337
Corporate	(1,858)	(420)	(1,438)	(886)	(52)	(834)

Total Consolidated	$7,754	$58,146	$(50,392)	$166,586	$178,944	$(12,358)

Page 13.
4th Quarter Release
October 28, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION   (Continued)
(Thousands of Dollars)

	Three Months Ended September 30, (Unaudited)			Twelve Months Ended September 30, (Unaudited)
	2004	2003	Increase (Decrease)	2004	2003	Increase (Decrease)
Depreciation, Depletion
and Amortization:
Utility	$10,131	$9,577	$554	$39,101	$38,186	$915
Pipeline and Storage	10,462	13,610	(3,148)	37,345	35,940	1,405
Exploration and Production	21,202	24,258	(3,056)	89,943	99,292	(9,349)
International	3,835	3,558	277	15,257	13,910	1,347
Energy Marketing	23	32	(9)	102	117	(15)
Timber	1,502	1,890	(388)	6,277	7,543	(1,266)

Total Reportable Segments	47,155	52,925	(5,770)	188,025	194,988	(6,963)
All Other	513	133	380	1,071	238	833
Corporate	102	--	102	442	--	442

Total Consolidated	$47,770	$53,058	$(5,288)	$189,538	$195,226	$(5,688)

Expenditures for
Long-Lived Assets
Utility	$16,746	$13,910	$2,836	$55,449	$49,944	$5,505
Pipeline and Storage	9,514	4,501	5,013	23,196	199,327	(176,131)
Exploration and Production	19,577	32,570	(12,993)	77,654	75,837	1,817
International	3,355	815	2,540	7,498	2,499	4,999
Energy Marketing	--	10	(10)	10	164	(154)
Timber	649	1,821	(1,172)	2,823	3,493	(670)

Total Reportable Segments	49,841	53,627	(3,786)	166,630	331,264	(164,634)
All Other	107	182	(75)	200	48,293	(48,093)
Corporate	98	1,530	(1,432)	5,511	1,883	3,628

Total Consolidated	$50,046	$55,339	$(5,293)	$172,341	$381,440	$(209,099)

      DEGREE DAYS

					Percent Colder (Warmer) Than:
Three Months Ended September 30	Norma	l	2004	2003	Norm	al	Last

Buffalo, NY	178		98	107	(44.9)		(8.4)
Erie, PA	135		95	96	(29.6)		(1.0)

Twelve Months Ended September 30
Buffalo, NY	6,729		6,572	7,137	(2.3)		(7.9)
Erie, PA	6,277		6,086	6,769	(3.0)		(10.1)

Page 14.
4th Quarter Release
October 28, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

                                                                Three Months Ended                      Twelve Months Ended
                                                                  September 30,                            September 30,
                                                       -------------------------------------    ------------------------------------
                                                                                 Increase                                Increase
                                                         2004         2003      (Decrease)        2004        2003      (Decrease)
                                                       ----------  -----------  ------------    ----------  ----------  ------------
Gas Production/Prices:
Production (MMcf)
  Gulf Coast                                               3,545        3,602           (57)       17,596      18,441          (845)
  West Coast                                               1,040        1,085           (45)        4,057       4,467          (410)
  Appalachia                                               1,238        1,287           (49)        5,132       5,123             9
  Canada                                                   1,354        1,494          (140)        6,228       5,774           454
                                                       ----------  -----------  ------------    ----------  ----------  ------------
                                                           7,177        7,468          (291)       33,013      33,805          (792)
                                                       ==========  ===========  ============    ==========  ==========  ============
Average Prices (Per  Mcf)
  Gulf Coast                                              $ 5.96       $ 5.36        $ 0.60        $ 5.61      $ 5.41        $ 0.20
  West Coast                                                5.85         5.03          0.82          5.54        5.01          0.53
  Appalachia                                                6.01         5.53          0.48          5.91        5.07          0.84
  Canada                                                    4.94         4.29          0.65          4.87        4.67          0.20
    Weighted Average                                        5.76         5.13          0.63          5.51        5.18          0.33
    Weighted Average after Hedging                          5.14         4.59          0.55          5.06        4.47          0.59

Oil Production/Prices:
Production (Thousands of Barrels)
  Gulf Coast                                                 351          352            (1)        1,534       1,473            61
  West Coast                                                 637          693           (56)        2,650       2,872          (222)
  Appalachia                                                   5            3             2            20          10            10
  Canada                                                      70          565          (495)          324       2,382        (2,058)
                                                       ----------  -----------  ------------    ----------  ----------  ------------
                                                           1,063        1,613          (550)        4,528       6,737        (2,209)
                                                       ==========  ===========  ============    ==========  ==========  ============

Average Prices (Per Barrel)
  Gulf Coast                                              $41.64      $ 28.97       $ 12.67       $ 35.31     $ 29.17        $ 6.14
  West Coast                                               37.04        26.26         10.78         31.89       26.12          5.77
  Appalachia                                               36.75        28.72          8.03         31.30       28.77          2.53
  Canada                                                   36.13        27.14          8.99         30.94       26.41          4.53
    Weighted Average                                       38.49        27.16         11.33         32.98       26.90          6.08
    Weighted Average after Hedging                         27.79        21.93          5.86         26.40       21.84          4.56

Total Production (Mmcfe)                                  13,555       17,146        (3,591)       60,181      74,227       (14,046)
                                                       ==========  ===========  ============    ==========  ==========  ============

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe                 $ 0.43       $ 0.29        $ 0.14        $ 0.38      $ 0.29        $ 0.09
Lease Operating Expense per Mcfe                          $ 0.91       $ 1.18       $ (0.27)       $ 0.80      $ 0.97       $ (0.17)
Depreciation, Depletion & Amortization per Mcfe           $ 1.56       $ 1.41        $ 0.15        $ 1.49      $ 1.34        $ 0.15

Page 15.
4th Quarter Release
October 28, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2005

SWAPS                                           Volume          Average Hedge Price
Oil                                              2.7 MMBBL      $30.51 / BBL
Gas                                              10.4 BCF       $5.57 / MCF

No-cost Collars                                 Volume          Floor Price    Ceiling Price
Oil                                              0.1 MMBBL      $25.00 / BBL   $28.56 / BBL
Gas                                              6.3 BCF        $5.13 / MCF    $8.25 / MCF

Hedging Summary for Fiscal 2006

SWAPS                                           Volume          Average Hedge Price
Oil                                              1.9 MMBBL      $34.14 / BBL
Gas                                              6.9 BCF        $6.11 / MCF

No-cost Collars                                 Volume          Floor Price    Ceiling Price
Gas                                              1.0 BCF        $5.54 / MCF    $8.38 / MCF

Hedging Summary for Fiscal 2007

SWAPS                                           Volume          Average Hedge Price
Oil                                              0.7 MMBBL      $36.24 / BBL
Gas                                              0.7 BCF        $5.76 / MCF

Drilling Program

Twelve Months Ended September 30, 2004:Gross
Wells Drilled

                              Gulf           West            East          Canada          Total
                          -------------   ------------   -------------   ------------   -------------
Exploratory
    Successful                       0              0               6             35              41
    Unsuccessful                     1              0               0              4               5
Developmental
    Successful                       1             51              44             18             114
    Unsuccessful                     0              2               0              0               2
Total
    Successful                       1             51              50             53             155
    Unsuccessful                     1              2               0              4               7

Success Ratio                      50%            96%            100%            93%             96%

Page 16.
4th Quarter Release
October 28, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Utility Throughput - (millions of cubic feet - MMcf)
                                                   Three Months Ended                         Twelve Months Ended
                                                     September 30,                               September 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                   Increase
                                            2004          2003       (Decrease)        2004           2003      (Decrease)
                                         ------------   ----------   -----------    ------------   -----------  ------------
    Retail Sales:
       Residential Sales                       4,317        4,709          (392)         70,109        76,449        (6,340)
       Commercial Sales                          733          810           (77)         12,752        14,177        (1,425)
       Industrial Sales                          211          637          (426)          2,261         3,537        (1,276)
                                         ------------   ----------   -----------    ------------   -----------  ------------
                                               5,261        6,156          (895)         85,122        94,163        (9,041)
                                         ------------   ----------   -----------    ------------   -----------  ------------
   Off-System Sales                            2,585        3,803        (1,218)         16,839        17,999        (1,160)
    Transportation                             8,968        8,736           232          60,565        64,232        (3,667)
                                         ------------   ----------   -----------    ------------   -----------  ------------
                                              16,814       18,695        (1,881)        162,526       176,394       (13,868)
                                         ============   ==========   ===========    ============   ===========  ============

Pipeline & Storage Throughput- (MMcf)
                                                   Three Months Ended                         Twelve Months Ended
                                                     September 30,                               September 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                   Increase
                                            2004          2003       (Decrease)        2004           2003      (Decrease)
                                         ------------   ----------   -----------    ------------   -----------  ------------
    Firm Transportation - Affiliated           8,746       11,925        (3,179)        116,768       131,763       (14,995)
    Firm Transportation - Non-Affiliated      45,894       43,920         1,974         222,223       209,162        13,061
    Interruptible Transportation               1,801        2,516          (715)         12,692        10,004         2,688
                                         ------------   ----------   -----------    ------------   -----------  ------------
                                              56,441       58,361        (1,920)        351,683       350,929           754
                                         ============   ==========   ===========    ============   ===========  ============

Energy Marketing Volumes
                                                   Three Months Ended                         Twelve Months Ended
                                                     September 30,                               September 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                   Increase
                                            2004          2003       (Decrease)        2004           2003      (Decrease)
                                         ------------   ----------   -----------    ------------   -----------  ------------
    Natural Gas (MMcf)                         5,743        6,718          (975)         41,651        45,135        (3,484)
                                         ============   ==========   ===========    ============   ===========  ============

International Sales Volumes
                                                   Three Months Ended                         Twelve Months Ended
                                                     September 30,                               September 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                   Increase
                                            2004          2003       (Decrease)        2004           2003      (Decrease)
                                         ------------   ----------   -----------    ------------   -----------  ------------
    Heating (Gigajoules)                     572,633      563,147         9,486       8,538,554     8,766,567      (228,013)
                                         ============   ==========   ===========    ============   ===========  ============

    Electricity (Megawatt hours)             100,502      173,338       (72,836)        936,877       973,968       (37,091)
                                         ============   ==========   ===========    ============   ===========  ============

Timber Board Feet (Thousands)
                                                   Three Months Ended                         Twelve Months Ended
                                                     September 30,                               September 30,
                                         ---------------------------------------    ----------------------------------------
                                                                      Increase                                   Increase
                                            2004          2003       (Decrease)        2004           2003      (Decrease)
                                         ------------   ----------   -----------    ------------   -----------  ------------
   Log Sales                                   1,640        1,936          (296)          6,848         8,764        (1,916)
   Green Lumber Sales                          2,398        2,601          (203)          9,552        11,913        (2,361)
   Kiln Dry Lumber Sales                       4,111        3,453           658          15,020        13,300         1,720
                                         ------------   ----------   -----------    ------------   -----------  ------------
                                               8,149        7,990           159          31,420        33,977        (2,557)
                                         ============   ==========   ===========    ============   ===========  ============

Page 17.
4th Quarter Release
October 28, 2004

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended September 30 (unaudited)	2004	2003
Operating Revenues	$278,197,000	$297,169,000

Income Before Cumulative Effect	$7,754,000	$58,146,000
Cumulative Effect of Changes in Accounting	--	--

Net Income Available for Common Stock	$7,754,000	$58,146,000

Earnings Per Common Share:
Basic:
Income Before Cumulative Effect	$0.09	$0.71
Cumulative Effect of Changes in Accounting	--	--

Net Income Available for Common Stock	$0.09	$0.71

Diluted:
Income Before Cumulative Effect	$0.09	$0.71
Cumulative Effect of Changes in Accounting	--	--

Net Income Available for Common Stock	$0.09	$0.71

Weighted Average Common Shares:
Used in Basic Calculation	82,633,724	81,347,327

Used in Diluted Calculation	83,851,467	82,333,481

Twelve Months Ended September 30 (unaudited)
Operating Revenues	$2,031,393,000	$2,035,471,000

Income Before Cumulative Effect	$166,586,000	$187,836,000
Cumulative Effect of Changes in Accounting	--	(8,892,000)

Net Income Available for Common Stock	$166,586,000	$178,944,000

Earnings Per Common Share:
Basic:
Income Before Cumulative Effect	$2.03	$2.32
Cumulative Effect of Changes in Accounting	--	(0.11)

Net Income Available for Common Stock	$2.03	$2.21

Diluted:
Income Before Cumulative Effect	$2.01	$2.31
Cumulative Effect of Changes in Accounting	--	(0.11)

Net Income Available for Common Stock	$2.01	$2.20

Weighted Average Common Shares:
Used in Basic Calculation	82,045,535	80,808,794

Used in Diluted Calculation	82,900,438	81,357,896